Exhibit 4.7

THE FEMALE HEALTH COMPANY

1997 STOCK OPTION PLAN
(as amended effective as of October 8, 2009)

1.
Purpose.  The purpose of the 1997 Stock Option Plan (the "Plan") is to provide a special incentive to employees, officers and key executives of The Female Health Company (the "Company") and its subsidiaries to promote the Company's business.  The Plan is designed to accomplish this purpose by offering such employees, officers and key executives an opportunity to purchase shares of the common stock of the Company and thereby share in the Company's long-term success.  For purposes of the Plan, a subsidiary is any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock or over which the Company has effective operating control.

2.
Administration.  The Plan shall be administered by the Board of Directors of the Company or by a stock option committee established by the Board of Directors and consisting of two or more non-employee directors qualified to serve on such committee pursuant to Section 16 of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the Board of Directors and the stock option committee collectively and individually referred to herein as the "Administrator").  The Administrator shall have authority, consistent with the Plan:

(a)  to determine which employees shall be granted options;

(b)  to determine the time or times when options shall be granted and the number of shares of common stock to be subject to each option;

(c)  to determine the option price of option shares and the method of payment of such price;

(d)  to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in paragraph 6(b);

(e)  to prescribe, from time to time, the form of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan;

(f)  to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings; and

(g)  to decide all questions and settle all controversies and disputes which may arise in connection with the Plan.

All decisions, determinations and interpretations of the Administrator shall be binding on all parties concerned.

3.         Participants.  The participants in the Plan shall be employees, officers and key executives of the Company or its subsidiaries, as may be selected from time to time by the Administrator in its discretion.  Directors who are not employees shall not be eligible to participate in the Plan.

4.         Limitations.  No option shall be granted under the Plan after December 31, 2006 but options theretofore granted may extend beyond that date.  Subject to adjustment as provided in section 8, the number of shares of common stock of the
            Company which may be issued under the Plan shall not exceed 3,285,980 shares.  To the extent that any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares subject thereto, such shares shall thereafter be available for further grants under the Plan.  No participant may exercise any option if, for any reason, the exercise of such options would cause the participant to have any compensation from the
            Company which is nondeductible by the Company under Section 162(m) of the Internal Revenue Code of 1986.
            The exercise of any such options shall be deferred and exercised by the participant at such time, if ever, that the resulting compensation will be fully deductible by the Company.

5.
Stock To Be Issued.  Stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Company, as shall be determined by the Board of Directors.  The Board of Directors and the proper officers of the Company shall take any appropriate action required for such issuance.

6.
Terms and Conditions of Options.  All options granted under the Plan shall be subject to the following terms and conditions (except as provided in section 7) and to such other terms and conditions as the Administrator shall determine to be appropriate to accomplish the purposes of the Plan:

(a)  Exercise Price.  The exercise price shall be determined by the Administrator.

(b)  Period of Options.  The period of an option shall not exceed ten years from the date of grant.  Any option which has not vested pursuant to section 6(c) below within ten years from the date of its grant shall expire.

(c)  Vesting of Options.  Options issued to a participant under the Planshall vest as determined by the Administrator and as specified in the Participant's grant agreement.

(d)  Exercise of Options.

(i)  Each option shall be exercisable at any time after it has vested.

(ii)  A person electing to exercise an option shall give written notice to the Company, as specified by the
      Administrator, of such person's election and of the number of shares elected to be purchased.  Such notice shall be accompanied by such other instruments or documents as may be required by the Administrator.

(e)  Payment for Shares.  Upon exercise of any option granted hereunder,payment in full shall be made at the time of such exercise for all such shares then being purchased.  The exercise price of an option shall be paid in cash or, in the sole discretion of the Administrator, by permitting the holder of the option to elect to direct the Company to withhold is a sufficient number of shares otherwise deliverable upon exercise to satisfy the exercise price (valuing the shares for this purpose at their Fair Market Value).  In the event that the exercise price is paid by withholding shares otherwise deliverable upon exercise to satisfy the exercise price (or to satisfy any tax withholding requirements pursuant to section 11), no fractional shares shall be issued, and the Company shall in lieu thereof, at its option, either make payment to the holder of the option of cash in the amount of such fraction multiplied by the Fair Market Value of the shares or round such fraction to the nearest whole share.

For purposes of this Plan, "Fair Market Value" shall mean the value of the Company's common stock determined as follows as of the business day immediately preceding the date of exercise of the option:  (i) if the common stock is listed on any established stock exchange or a national market system, including, without limitation, the NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the day of determination, as reported in The

Wall Street Journal or such other source as the Administrator deems reliable, (ii) if the common stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of common stock shall be the mean between the high bid and low asked prices for the common stock for the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or (iii) in the absence of an established market for the common stock, the Fair Market Value shall be determined in good faith by the Administrator.

The Company shall not be obligated to issue any shares unless and until, in the opinion of the Company's counsel, all applicable laws and regulations have been complied with and, in the event the outstanding common stock is at the time listed upon any stock exchange, unless and until the shares to be issued have been listed or authorized to be added to the list upon official notice of issuance upon such exchange, and unless and until all other legal matters in connection with the issuance and delivery of the shares have been approved by the Company's counsel.  Without limiting the generality of the foregoing, the Company may require from the participant such investment representation or such agreement, if any, as counsel for the Company may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the shares will be made only in such manner as is permitted by the Administrator and that the participant will notify the Company when the participant intends to make any disposition of the shares whether by sale, gift or otherwise.  The participant shall take any action reasonably requested by the Company in such connection.  A participant shall have the rights of a stockholder only as to shares actually acquired by the participant under the Plan.

(f)   Nontransferability of Options.  No option may be transferred by a participant otherwise than by will or by the laws  of descent and distribution, and during the participant's lifetime the option may be exercised only by the participant.

(g)  Termination of Employment.  Except as otherwise determined by theAdministrator, if the employment of a participant is terminated by the Company or any of its subsidiaries for cause, the Company shall have the right, in the discretion of the Administrator, to rescind any unexercised options.  If the Company does not rescind such unexercised stock options the participant shall have ten days from the date of such termination to exercise any options which were vested as of the date of termination and all nonvested options and options not exercised in such ten day period shall be forfeited.  If a participant's employment with the Company or any of its subsidiaries is terminated by the Company or any of its subsidiaries without cause, the participant shall have six months from the date of such termination to exercise any vested options as of the date of such termination and any options which become vested during such six month period.  If a participant voluntarily terminates employment with the Company or any of its subsidiaries, the participant shall have ten days to exercise any options which are vested as of the date of termination and any options which become vested during such ten-day period.  Notwithstanding the foregoing, a participant shall not be deemed to have terminated employment if the participant serves as a director of or consultant to the Company or any of its subsidiaries.

For purposes of the Plan, "cause" shall mean fraud, dishonesty, acts of gross negligence in the course of employment, misrepresentation to shareholders or directors of the Company, a material breach of the terms of any written employment agreement between the participant and the Company or the commission of a felony.  In no event, however, may a participant exercise an option at a time when the option would not be exercisable had the participant remained an employee.

For purposes of this section (g), a participant's employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Company, or in the case of a transfer to the employment of a subsidiary or to the employment of the Company.

(h)  Death.  If a participant's employment terminates due to death, the participant's executor or administrator or the person or persons to whom the option is transferred by will or the applicable laws of descent and distribution shall have 12 months from the date of death to exercise any options which were vested as of the date of death and any options which become vested during such 12-month period.

(i)    Disability.  If the participant's employment terminates due to Permanent Disability (defined below), the participant shall have 12 months from the date of notice of termination to exercise any options which are vested as of the date of termination and any options which become vested during such 12-month period.  For purposes of this Plan,
       "Permanent Disability" shall be a disability which, in the sole and absolute discretion of the Administrator, is likely to prevent the participant's return to work within 6 months after the onset of such disability.  The determination of
       Permanent Disability and the date of termination shall be determined by the Administrator in its sole and absolute discretion.

7.
Replacement Options.  The Company may grant options under the Plan on terms differing from those provided for in section 6 where such options are granted in substitution for options held by employees of other corporations who become employees of the Company or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Company or a subsidiary, or the acquisition by the Company or a subsidiary of the business, property or stock of the employing corporation.

The Administrator may direct that the substitute options be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.

8.
Changes in Stock.  In the event of a stock dividend, stock split or merger in which the Company is the surviving corporation, or other similar capital change, the number and kind of stock or securities of the Company to be subject to the Plan and to options then outstanding or to be granted thereunder, the maximum number of shares or securities which may be issued or sold under the Plan, the option price and other relevant provisions shall be appropriately adjusted by the Board of Directors of the Company, the determination of which shall be binding on all persons.

9.
Employment Rights.  The adoption of the Plan does not confer upon any employee of the Company or a subsidiary any right to continue employment with the Company or a subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or a subsidiary to terminate the employment of any of its employees at any time.

10.
Change of Control.  Notwithstanding anything to the contrary contained herein, all outstanding stock options under this Plan shall become fully exercisable immediately upon a “change of control” without regard to any holding period limitations or other requirements for vesting thereof.  The term “change of control” for the purposes hereof means (i) a third party, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 but excluding the current directors of the Company, becoming the beneficial owner of shares of the Company having twenty-five percent (25%) or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a “Transaction”), (A) the persons who were directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company, or (B) there is the sale, exchange or other disposition of all or substantially all of the Company’s assets to a third party.

11.
Tax Withholding.  Whenever shares are to be issued in satisfaction of of options exercised under this Plan, the Company shall have the power to require the recipient of the shares to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements.  The Administrator may, in its sole discretion, in lieu of all or any portion of such cash payment regarding such withholding taxes, permit the holder of the option to elect to direct the Company to withhold a sufficient number of shares otherwise deliverable upon exercise to satisfy all or a portion of such withholding taxes (valuing the shares for this purpose at the Fair Market Value).

12.
Amendments.  The Administrator may at any time discontinue granting options under the Plan.  The Board of Directors of the Company may at any time or times amend the Plan or amend any outstanding option or options for the purpose of satisfying the requirements of any changes in applicable laws or regulations or for any other purpose which may at the time be permitted by law, provided that except to the extent permitted under the Plan no amendment shall, without the consent of the participant, void or diminish options previously granted, nor increase or accelerate the conditions and actions required for the exercise of the same, except if the participant shall be discharged from the Company's employment for cause.